As filed with the Securities and Exchange Commission on March 24, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

OUSTER, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-2528989
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

350 Treat Avenue

San Francisco, CA 94110 (415) 949-0188

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Ouster, Inc. 2021 Incentive Award Plan

(Full title of the plans)

Megan Chung

General Counsel and Corporate Secretary

350 Treat Avenue

San Francisco, CA 94110 (415) 949-0188

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Drew Capurro

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 9,991,187 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Ouster, Inc. (the “Company”), issuable under the Ouster, Inc. 2021 Incentive Award Plan (the “2021 Plan”) for which registration statements of the Company on Form S-8 (File Nos. 333-257859 and 333-266140) are effective, including an automatic increase effective as of January 1, 2023 pursuant to the 2021 Plan.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements (File Nos. 333-257859 and 333-266140) are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 24, 2023;

(b)	the Company’s Current Report on Form 8-K, filed with the Commission on January 27, 2023;

(c)	the Company’s Current Report on Form 8-K, filed with the Commission on February 13, 2023 (Items 5.02 and 9.01);

(d)	the Company’s Current Report on Form 8-K, filed with the Commission on February 13, 2023 (Items 1.01, 2.01 and 9.01 only);

(e)	the Company’s Current Report on Form 8-K, filed with the Commission on February 16, 2023;

(f)	the Company’s Current Report on Form 8-K, filed with the Commission on March 22, 2023; and

(g)

the description of the Company’s shares of Common Stock contained in the Company’s Registration Statement on Form 8-A12B, filed with the Commission on August 19, 2020, as updated in the exhibit titled “Description of Our Securities” filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 24, 2023, as well as any additional amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit					Incorporated by Reference	Filed
Number	Exhibit Description	Form	File Number	Filing Date	Exhibit	Herewith
4.1	Certificate of Incorporation of Ouster, Inc.	POS AM	333-251611	3-10-2021	3.1

4.2	Bylaws of Ouster, Inc.	POS AM	333-251611	3-10-2021	3.2

5.1	Opinion of Latham & Watkins LLP.					*

23.1	Consent of PricewaterhouseCoopers LLP.					*

23.2	Consent of KPMG LLP.					*

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					*

24.1	Power of Attorney (included on the signature page of the Registration Statement).					*

99.1	Ouster, Inc. 2021 Incentive Award Plan	8-K	001-39463	03-15-2021	10.3

107.1	Filing Fee Table					*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 24th day of March, 2023.

OUSTER, INC.

By:	/s/ Mark Weinswig
Mark Weinswig
Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Ouster, Inc., hereby severally constitute and appoint Angus Pacala, Mark Weinswig and Megan Chung, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Angus Pacala	Director, Co-Founder and Chief Executive Officer (Principal Executive Officer)	March 24, 2023
Angus Pacala

/s/ Mark Weinswig	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 24, 2023
Mark Weinswig

/s/ Theodore L. Tewksbury, Ph.D.	Executive Chairman of the Board of Directors	March 24, 2023
Theodore L. Tewksbury, Ph.D.

/s/ Virginia Boulet	Director	March 24, 2023
Virginia Boulet

/s/ Susan Heystee	Director	March 24, 2023
Susan Heystee

/s/ Ernest Maddock	Director	March 24, 2023
Ernest Maddock

/s/ Karin Rådström	Director	March 24, 2023
Karin Rådström

/s/ Kristin Slanina	Director	March 24, 2023
Kristin Slanina

/s/ Riaz Valani	Director	March 24, 2023
Riaz Valani